UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2013

ACCELRYS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27188	33-0557266
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)
10188 Telesis Court, San Diego, California 92121-1761
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000
N/A
(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 30, 2013, Accelrys, Inc., a Delaware corporation (the “Company”), held an annual meeting of its stockholders (the “Annual Meeting”). As of April 10, 2013, the record date for the Annual Meeting, there were 55,860,257 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 52,877,115 shares of the Company’s common stock were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter. These proposals are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 15, 2013 (the “Proxy Statement”).

1.	A proposal to elect one Class III director, Chris Van Ingen, to serve until the Company’s 2016 annual meeting of stockholders and until his successor has been elected and qualified.

	For	Withheld	Broker Non-Vote
Chris van Ingen	39,193,268	6,509,563	7,174,284

2.	A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstained
43,820,080	8,934,668	122,367

3.	A proposal to approve on an advisory, non-binding basis the compensation of the Company’s named executive officers, as presented in the Proxy Statement.

For	Against	Abstained	Broker Non-Vote
44,824,754	840,804	37,273	7,174,284

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino
Executive Vice President and
Chief Financial Officer
Date: June 4, 2013

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